                                                                   EXHIBIT 10.13

         Certain confidential portions of this Exhibit were omitted by means of asterisks in lieu of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the Mark pursuant to the Company's request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.


                      MERCHANT PROGRAM MANAGEMENT AGREEMENT
                                     BETWEEN
                                 iPAYMENT, INC.
                                       AND
                           iPAYMENT TECHNOLOGIES, INC.
                                       AND
                                  HUMBOLDT BANK

         This Merchant Program Management Agreement ("Agreement") is entered into as of the 1st day of September, 2001 ("Effective Date"), by and between Humboldt Bank ("Bank"), a California state-chartered bank with its principal office located at 2440 Sixth Street, Eureka, California; iPayment, Inc., a Tennessee corporation with its principal office located at 30 Burton Hills, Suite 520, Nashville, Tennessee ("iPayment"); and iPayment Technologies, Inc. ("iPT"), a California corporation with its principal office located at 9200 Sunset Blvd., Sixth Floor, Los Angeles, California.

                                    RECITALS

         A. Bank is a member of MasterCard International, Inc. ("MCI"), and Visa USA, Inc. ("Visa").

         B. iPayment markets credit and debit card processing services to businesses and provides support services related to such processing services. iPayment is a wholly-owned subsidiary of iPayment Holdings, Inc., a Tennessee corporation, and has recently acquired by purchase a credit card merchant portfolio from First Bank of Beverly Hills (the "Beverly Hills Portfolio").

         C. iPT is a majority-owned subsidiary of said iPayment Holdings, Inc., and has an existing marketing and service agreement with Bank.

         D. iPayment desires Bank as an Acquiring Member of Visa and MCI to sponsor iPayment and such of its subsidiaries and its sponsored affiliates as are approved by Bank in accordance with this Agreement as ISOs and MSPs for Visa and MCI, respectively, and further to settle card transactions and perform certain other functions in connection therewith with respect to both the Beverly Hills Portfolio and such additional merchants as shall be marketed by iPayment and enter into a Merchant Agreement pursuant to this Agreement. (The Beverly Hills Portfolio and the aggregate of new merchants marketed by iPayment, its ISOs, MSPs and/or other agents and entering into a Merchant Agreement pursuant to this Agreement, collectively, shall hereinafter be referred to as the "iPayment Merchant Portfolio.")

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                 I. DEFINITIONS

The following capitalized terms will have the meanings set forth below:

         "ACH" refers to the electronic payment delivery system (Automated Clearing House) used by participating institutions for processing electronically originated credit and debit transfers pursuant to the rules and regulations of the National Automated Clearing House Association or any successor organization.

         "ACH FILE" means the daily file created by Processor that contains the ACH Transactions to debit or credit Merchants, as applicable, for the sum of Sales Records, Credit Records and Merchant Chargebacks received by Processor and/or Merchant Transaction Processing Fees calculated by Processor that is transmitted to the Federal Reserve by a participating financial institution in the prescribed ACH format.

         "ACH RETURN" means an ACH Transaction that cannot be posted to a Merchant's bank account due to erroneous information, insufficient funds, closed accounts or other reasons and that is returned through the Federal Reserve to the originating financial institution.

         "ACH TRANSACTION" means an Electronic Record of amounts to be deposited or debited to a bank account at a financial institution participating in the Automated Clearing House service provided by the Federal Reserve.

         "ACQUIRING MEMBER" or "ACQUIRING PRINCIPAL MEMBER" means a licensee or member of an Association which is authorized by the Association to enter Transactions into or receive Transactions from the Association's settlement and authorization systems, and to participate in the Association's Charge Card program.

         "AGREEMENT AREA" means the fifty (50) United States of America and the District of Columbia and, in conformity with the Rules, any other place where Processor is authorized to provide services on the Effective Date and such other places as may be agreed upon by iPayment and Processor from time to time.

         "ASSESSMENT FEE" means a fee paid by Acquiring Members, other than Interchange Fees and Association Charges, for participation in the programs offered by Visa, MCI or other Association, as applicable, usually as a percentage of Monthly Sales Volume. The due date for payment and the rate used in calculating such a fee are established by Visa's and MCI's respective Boards of Directors and by other Associations, as applicable, and are subject to change upon written notice by Bank to iPayment, which notice shall be provided to iPayment as soon as practicable.

         "ASSOCIATION" means (a) Visa and MCI, (b) if made applicable by the operation of Section 4.2, Diners Club, and (c) any other proprietary (private label) credit card company or payment vehicle requested by iPayment and approved in writing by Bank, as the case may be in any given instance.

         "ASSOCIATION CHARGES" are various fees (exclusive of Interchange Fees and Assessment Fees) and rebates established by Visa and MCI (and other Associations, if applicable) as stipulated in their respective regulations for use of their equipment, their settlement and authorization systems, their automated retrieval systems, BIN licensing, agent bank sponsorship, arbitration filings, fines for non-compliance with regulations, and such other charges as they may from time to time impose. Depending on the nature of the charge and the Association, these fees are billed to the Acquiring Member on a daily, weekly and monthly basis.

         "AUTHORIZATION CENTER" means those offices to be contacted by a Merchant to obtain authorization codes and other instructions as necessary on handling cards according to the Merchant Program Procedures.

         "BIN" means a unique Bank Identification Number assigned by Visa and licensed to an Acquiring Member for its use in issuing cards (if applicable), entering or receiving Transactions into (or from) Visa's settlement and authorization systems, and participating in the Visa card program. An "ICA" is the corresponding number assigned by MCI for purposes relating to the MCI card program. An Acquiring Member may license multiple BINs or ICAs.

         "CARDHOLDER" means an authorized person who has a Cardholder Account with an Issuing Member.

         "CARDHOLDER ACCOUNT" means an arrangement between a person and an Issuing Member which provides that the person may use one or more Charge Cards issued by such Issuing Member.

         "CHARGE CARD" means a valid card issued by an Issuing Member of (i) MCI or Visa which contains the MCI service mark or the Visa Blue, White and Gold Bands design service mark, respectively, (ii) American Express, Discover, JCB, Diners Club, Carte Blanche, or (iii) proprietary (private label) cards or any other payment vehicle supported by Processor in the Agreement Area. A card shall be deemed valid on and after its effective date, if shown, and through and including the expiration date embossed thereon.

         "CREDIT RECORDS" means all documents or the Electronic Record of such documents used to evidence any refund or price adjustment to be credited to a Cardholder Account from the sale of Products. The format for each Credit Record or suitable receipt must be either approved by Processor or supplied by Processor.

         "CUSTOMER" means an entity which is serviced or solicited by iPayment to join the Merchant Program, thereby becoming a Merchant.

         "DAY" means a calendar day unless otherwise specified.

         "DDA" means a direct deposit account.

         "DINERS CLUB" means Citicorp Diners Club, Inc.

         "DISCOVER" means NOVUS Services, Inc.

         "ELECTRONIC RECORD" means data which is transcribed in a form acceptable to Processor and suitable for electronic processing.

         "EVENT OF DEFAULT" means those events listed in Section 9.3.

         "FDC" means First Data Corporation.

         "HOLD ACCOUNT" means a non-interest bearing deposit account maintained at Bank for diversion of Merchant funds when there is sufficient evidence to raise a suspicion of and to require further investigation into a potential fraudulent Transaction or a serious Merchant violation of the Rules.

         "INDEPENDENT SALES ORGANIZATION" or "ISO" means any organization that:
(i) is not a member of Visa, (ii) provides services to a member of Visa in connection with the member's merchant and/or credit card issuing program, and
(iii) is registered with and approved for such purpose by Visa.

         "INTERCHANGE FEE" means the fee which is paid daily by Bank as the Acquiring Principal Member to Visa, MCI or other Association for entering Sales Records and Credit Records into their respective settlement networks. Bank shall provide any changes in the basis used to calculate these fees, as the same are established from time to time by the Associations' respective Boards of Directors, to iPayment as soon as practicable.

         "iPT OPERATING ACCOUNT" and "iPT RESERVE ACCOUNT" mean those deposit accounts maintained at Bank and owned by iPT pursuant to the Service Agreement between Bank and iPT now existing or as hereafter amended or to any subsequent agreement superseding said Service Agreement.

         "ISSUING MEMBER" means a licensee or member of an Association which is authorized by the Association to issue Charge Cards.

         "LOCATION" means each geographic or electronic/virtual site or, by agreement between Bank and Merchant, one or more subdivisions of a geographic site, at which a Merchant: (i) transacts business and (ii) accepts Charge Cards as payment for goods and services sold.

         "MEMBER SERVICE PROVIDER" or "MSP" means any organization that: (i) is not a member of MCI, (ii) provides services to a MCI member in connection with the member's merchant and/or credit card issuing program, and (iii) is registered with and approved for such purpose by MCI.

         "MERCHANT" means any Customer who enters into a Merchant Agreement with iPayment and Bank for the purpose of participating in the Merchant Program, or whose contract for Charge Card processing services with another Acquiring Member and iPayment has been assigned to Bank and/or iPayment, as applicable, or whose Transactions are otherwise processed pursuant to this Agreement. It is intended by the parties that "Merchant" also includes any merchant which has (i) been solicited by iPayment, (ii) executed First Bank of Beverly Hills' Merchant Credit Card Processing Agreement forms, and (iii) been accepted by Humboldt pursuant to that certain Agreement between Bank, First Bank of Beverly Hills and iPayment entered into in

August, 2001 entitled CONSENT TO USE AGREEMENT FORMS AND ASSIGNMENT OF RIGHTS.

         "MERCHANT ACCOUNT" means the written contractual relationship between a Merchant, on the one hand, and Bank and/or iPayment on the other for the acquisition and processing of Transactions.

         "MERCHANT AGREEMENT" means the written contractual agreement between the Merchant and Bank and/or iPayment, pursuant to which iPayment provides processing services and allows the Merchant to participate in the Merchant Program. The Merchant Agreement includes the Merchant Program description, and the Merchant Program Procedures. The initial form of the Merchant Agreement is shown in Exhibit A which form (with respect to prospective Merchant Agreements) is subject to change from time to time per agreement between iPayment and Bank. Merchant Agreements include those between another Acquiring Member and a Merchant for which iPayment has the right to provide Charge Card processing services and which have been assigned to Bank.

         "MERCHANT CHARGEBACK" means an item denied or returned by an Issuing Member after it was entered into the appropriate settlement network for payment in accordance with the Rules.

         "MERCHANT LOSS" means any loss or extraordinary expense (including but not limited to reasonable legal fees related to such loss or extraordinary expense) incurred by Bank or iPayment for any reason which is attributable to a Merchant, including but not limited to any loss due to a Merchant Chargeback or the business failure or fraudulent or illegal, or alleged fraudulent or illegal, practice of a Merchant.

         "MERCHANT PROGRAM" means the package of services offered by iPayment and Bank to a Customer which enables a Merchant to make sales to Cardholders and which permits a Merchant to present Sales Records to Processor for payment and processing.

         "MERCHANT PROGRAM PROCEDURES" means those procedures, as required by the Rules, which are to be followed by each of iPayment, Bank and each Merchant in the handling of Transactions. Such procedures (i) may be amended from time to time upon reasonable notice to iPayment and to each Merchant, and (ii) shall conform with the Rules; provided, however, that in the event that any such procedure does not conform with the Rules, the Rules will govern.

         "MERCHANT RESERVE ACCOUNT" means a non-interest bearing deposit account maintained at Bank for the deposit of funds received from Merchants pursuant to their respective Merchant Agreements as collateral against losses that might be incurred by iPayment or Bank should a Merchant be unable or fail to pay when due Merchant Losses or Merchant Transaction Processing Fees.

         "MERCHANT TRANSACTION PROCESSING FEES" means the fees charged by iPayment to a Merchant for participating in the Merchant Program, processing Sales Records, Credit Records and Merchant Chargebacks, and supplying card authorization services, monthly statements, equipment and other supplies and services as identified in or authorized under the Merchant Application, Merchant Agreement or any other ancillary materials.

         "MONTHLY SALES VOLUME" means the gross dollar amount of Charge Card Sales Records, before return, refund or exchange, that is cumulatively generated by all Merchants and processed by Processor during a calendar month.

         "OPERATING ACCOUNT" means a non-interest bearing deposit account maintained at Bank and owned by iPayment, to which iPayment shall have view-only access, for the purpose of debiting and crediting Association Charges, Processor fees, adjustments from Merchant Reserve Accounts, amounts due iPayment and/or Bank, and other amounts pursuant to this Agreement.

         "ORIGINAL PAPER" means the Merchant copy of a Sales Record or Credit Record transcribed in writing on a paper form which has either been approved by Bank or supplied by Bank for use under this Agreement.

         "PROCESSOR" means an entity engaged in the business of processing and transmitting electronic data exclusively of a financial, banking or economic nature, including but not limited to Visa and MCI Transactions. "Processor" initially means FDC. For purposes of this Agreement, any reference to "Processor" shall also mean any provider of such services in replacement of FDC selected from time to time by iPayment subject to the approval of Bank, which approval may be granted or withheld at Bank's sole discretion.

         "PRODUCTS" means goods sold and/or services rendered by Merchants.

         "RETRIEVAL" means the production of the original, or an acceptable facsimile, of a Sales Record, Credit Record or other supporting documentation by a Merchant at the request of Bank or an Issuing Member.

         "RETRIEVAL REQUEST" means a written or electronic request by Bank or an Issuing Member to a Merchant, in the manner permitted by the apposite Association, for the Retrieval of a Sales Record or Credit Record, either in the form of microfilm, Original Paper, Electronic Record, or facsimile previously delivered in Electronic Record form to Processor.

         "RULES" means, as applicable, the written rules and regulations, system manuals procedures and requirements, and interpretations thereof by the issuing Association, issued by an Association, as the same may be amended from time to time.

         "SALES RECORDS" means all documents or the Electronic Record of such documents used to evidence the sale of Products through the use of Charge Cards. The format for each Sales Record or suitable receipt must be approved by Bank or supplied by Bank.

         "SETTLEMENT ACCOUNT" means a deposit account owned by Bank to receive the net funds wired daily by the respective Associations in payment for Sales Records entered into their respective settlement networks offset by Interchange Fees, Merchant Chargebacks, and other amounts pursuant to the Rules.

         "TRANSACTION" means the consummation of a sale of Products or the initiation of a credit to a Cardholder by a Merchant by means of a Sales Record.

         "TRANSMITTAL" means the process whereby Sales Records and Credit Records are electronically transferred in the form of Electronic Records.

                          II. iPAYMENT RESPONSIBILITIES

2.1 ONE TIME PAYMENT; PRELIMINARY LEGAL FEES. As an inducement for Bank to enter into this Agreement and in consideration of the time and effort Bank has expended on the matters contemplated herein prefatory to the execution hereof, iPayment will pay Bank a one-time payment in an amount of not less than $[****] nor more than $[****], the actual amount to be negotiated in good faith and agreed upon between the parties on or before October 1, 2001 and paid to Bank within five (5) business days following said agreement. iPayment further agrees to reimburse Bank, up to and not exceeding $[****], for legal fees incurred by Bank relating to the negotiation and drafting of this Agreement, the Asset Transfer Agreement between the Bank, iPayment and First Bank of Beverly Hills dated August 28, 2001, and the Consent to Use Agreement Forms and Assignment of Rights entered into contemporaneously with this Agreement by and between Bank, iPayment and First Bank of Beverly Hills.

2.2 IN GENERAL.

         (a) Subject to the dollar limitations set forth in subsection 3.1(b), iPayment shall, itself or through its marketing representatives, market the Merchant Program to Customers and encourage same to become Merchants. iPayment's participation in the Merchant Program shall be on a non-exclusive basis, meaning that iPayment may provide the same or similar marketing and credit card processing services for institutions other than Bank. iPayment will assist Customers in completing all documents required by Bank to apply to the Merchant Program, as set forth in Schedule A, Merchant Application Approval Policy (attached hereto and incorporated herein by this reference) and as the same may be amended by Bank from time to time to the extent reasonably necessary to assure compliance with the Rules and with Bank's credit policies, and in conformity with the provisions of subsection 3.1(c). iPayment shall retain the originals of all Merchant Agreements and applications, and provide copies of all application documents to Bank.

         (b) Except as otherwise provided in this Agreement and without the express written consent of Bank, to the extent not prohibited by the Rules iPayment may combine services it is authorized to provide under this Agreement with other services unrelated to the services offered by Bank to a Merchant.

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         (c) iPayment may retain marketing representatives to assist it in the performance of its marketing duties hereunder. iPayment shall monitor the performance of all of its marketing representatives involved in the Merchant Program and agrees that it shall be liable to Bank for any fines, fees or other costs or charges, including but not limited to reasonable legal expenses, incurred by Bank arising in connection therewith.

         (d) iPayment will sell or make arrangements for the lease, rental or purchase by Merchants of all software and equipment necessary for each Merchant to participate in the Merchant Program. iPayment will install and, if requested by a Merchant, maintain the software and equipment at no expense to Bank. Neither iPayment nor any Merchant will be required to purchase software and equipment from Bank. iPayment may, at its option, provide the services set forth in this subsection itself or through one or more subcontractors.

         (e) iPayment agrees that, with respect to each Transaction, the Merchant involved therewith must comply with all Merchant Program Procedures. iPayment will provide Merchants with training materials including, without limitation, reference manuals in a form reasonably satisfactory to Bank, and will exercise all reasonable efforts to train Merchants to operate the software and equipment to enable Merchants to fulfill their obligations under the Merchant Program, including, but not limited to, authorization and Transaction processing, balancing, Sales Record and Credit Record Transmittals, Retrievals and Merchant Chargebacks. In addition, iPayment shall promptly notify each Merchant of any change in the Merchant Program Procedures required by the Rules, as such Rules are amended from time to time, after receiving notice of any such amendment(s) from Bank.

         (f) iPayment shall be responsible for the distribution and delivery of all supplies reasonably necessary for each Merchant to perform its duties under the Merchant Program, including but not limited to Sales Records, Sales Record and Credit Record Transmittals, deposit envelopes, printer paper and ribbons. iPayment may, at its option, provide the services set forth in this subsection itself or through one or more subcontractors.

         (g) iPayment will assist Bank in reaching Bank's approval or rejection decisions described in subsection 3.1(c) by reviewing all Customer applications, verifying the information contained therein, and obtaining necessary supplementary information concerning a Customer when reasonably requested by Bank.

         (h) iPayment will input into Processor's databases such data for each approved Merchant as are necessary for the Merchant to participate in the Merchant Program. iPayment will maintain the data files to assure that all Merchant data are input accurately and promptly.

         (i) iPayment will input all new Merchant Account information into Processor's information system as is necessary to render all exception reports turned on and available.

         (j) At all times, iPayment will have in place a disaster recovery and contingency plan reasonably acceptable to Bank, a copy of which shall be promptly delivered to Bank upon written request of any Bank officer.

         (k) iPayment will timely respond to all inquiries from Merchants concerning the Merchant Program.

         (l) iPayment will produce and pay for all materials used by iPayment in marketing the Merchant Program. All such materials will comply in all material respects with the Rules and shall be approved by Bank in advance of their use, which approval shall not be unreasonably withheld.

         (m) iPayment will attempt to minimize Merchant Losses including, but not by way of limitation, monitoring all Merchant Accounts daily in accordance with the Rules. iPayment shall , upon request, provide Bank with summary reports of such monitoring.

         (n) iPayment, at its expense and at all times in a manner reasonably acceptable to Bank, will provide the following functions for the Merchant Program through qualified industry vendors or, at its discretion, will develop internally and provide the necessary systems and capabilities to:

         o maintain electronic authorization and draft capture applications and network;

         o maintain an Authorization Center for voice authorization, referrals and Merchant instructions;

         o        maintain fraud detection and control systems;

         o maintain Merchant accounting and clearing systems, which will initially be provided by Processor;

         o on a daily basis, receive the daily reporting of discount dollars from Processor, and create an ACH File or File(s) to post actual discounts. The daily ACH Files are sent by Processor. iPayment will separately send to Bank through the Federal Reserve System sufficient information to instruct Bank to post actual discounts to income accounts and reserve dollars to the appropriate Merchant Reserve Account.

         o        render monthly Merchant statements; and

         o promptly process Merchant Chargebacks (as described in Section 2.3) and Retrieval Requests, including but not limited to compliance and arbitration cases;

         o        promptly provide customer service to Merchants; and

         o promptly provide Bank with copies of all reports received from Processor or otherwise generated as are necessary for Bank to fulfill its obligations hereunder.

         (o) iPayment will promptly resolve rejected Transactions identified by Processor, both those funded to the Merchant (edit rejects) and those not funded (Transmittal rejects). iPayment will use commercially reasonable efforts to recover funds directly from Merchants for all rejects that are not curable.

         (p) iPayment will promptly identify the reasons for each ACH credit or debit reject, correct system data as necessary, and promptly thereafter either credit the Merchant for the funds through an ACH Transaction or pursue all commercially reasonable efforts to collect the funds due from the Merchant, as appropriate.

         (q) iPayment will at all times comply in all material respects with the Rules, as applicable, of which iPayment has received notice, including but not limited to responding to notice of change requests in a timely fashion, and with all municipal, state and federal laws.

         (r) iPayment will maintain all Cardholder information under its control and/or possession in a safe and secure manner, in compliance with the Rules, and report to Bank upon Bank's request with respect to iPayment's internal policies and procedures relating thereto. iPayment agrees that it shall not store or retain any records of CVC2 or CVV2 numbers.

         (s) iPayment will provide Bank with all information reasonably necessary to allow Bank to submit as required all statistical information requested by Associations, including but not limited to quarterly statements.

         (t) iPayment will, as soon as practicable, cause each Merchant who was accepted into the Merchant Program through the use of First Bank of Beverly Hills' Merchant Credit Card Processing Agreement forms (pursuant to that certain Agreement between First Bank of Beverly Hills, Bank and iPayment dated ______________, 2001 entitled CONSENT TO USE AGREEMENT FORMS AND ASSIGNMENT OF RIGHTS) to enter into a Merchant Agreement with Bank and iPayment to supersede the agreement entered into using the First Bank of Beverly Hills forms.

2.3 MERCHANT CHARGEBACK RESPONSIBILITIES. iPayment, either itself or through a third party service provider approved by Bank, will perform all Merchant Chargeback services. As used herein, "Merchant Chargeback Services" means the following services, to be performed in accordance with Association Rules as the same may be amended from time to time:

         (a) Process first and second Merchant Chargebacks to Merchant Accounts.

         (b) Notify Merchants of posted Merchant Chargebacks.

         (c) Review Merchant rebuttals.

         (d) Advise Merchants on rebuttals.

         (e) Process representments, as applicable, on first Merchant
Chargebacks.

         (f) Process incoming and outgoing pre-compliance requests.

         (g) Process incoming and outgoing good-faith requests.

         (h) Process pre-arbitration requests on second Merchant Chargebacks.

         (i) Request Bank to file arbitration and compliance cases with the Associations, when necessary, and provide Bank with all information necessary therefor.

         (j) Answer incoming Merchant phone calls.

         (k) Process debits and credits created as a result of any of the services set forth above in this Section 2.3.

2.4 AUDITS.

         (a) Whenever required by an Association or banking regulatory authority, and at such other times as Bank reasonably deems it necessary or appropriate and in a commercially reasonable manner, a financial and/or procedural audit of iPayment may be conducted, at iPayment's expense, to confirm compliance with applicable law, this Agreement and/or the Rules, as applicable. Except in circumstances where Bank reasonably believes a serious financial loss or liability might otherwise occur, Bank will give iPayment at least one business day's prior notice of any such audit by Bank. iPayment will promptly supply such auditors with all information requested by them but only as it relates to iPayment's business contemplated by this Agreement. iPayment will provide Bank with a copy of any audits performed by any Association or regulatory agency but only if, and to the extent, allowed by said Association or banking regulatory agency, as may be the case. iPayment shall provide Bank with unaudited internal reports on a calendar quarterly basis.

         (b) At any reasonable time, iPayment may conduct, at iPayment's expense, financial and procedural audits of Bank as reasonably necessary to confirm compliance with applicable law, this Agreement and the Rules. Except in circumstances where iPayment reasonably believes a serious financial loss or liability might otherwise occur, iPayment will give Bank at least one business day's prior notice of any such audit by iPayment. Bank will promptly supply such auditors with information requested by them but only as it relates to Bank's business as contemplated by this Agreement. Bank will provide iPayment with a copy of any audits performed by an Association or regulatory agency insofar as the same relate to the matters contemplated by this Agreement but only if, and to the extent, allowed by said Association or regulatory agency, as may be the case.

2.5 TELECOMMUNICATIONS LINKS. iPayment will be responsible for arranging for and overseeing the installation and maintenance of a direct communications link between iPayment and Processor and, as between Bank and iPayment, iPayment will assume all costs associated therewith; provided, however, Bank will be responsible for and will assume the costs of any communications links between Bank and Processor.

2.6 NOTICES. iPayment will give Bank immediate written notice whenever: (i) iPayment receives notice from any court or other governmental authority of any actual or alleged non-compliance, relating to the Merchant Program, by iPayment or any of its subsidiaries, affiliates, agents or subcontractors with any law or regulation applicable thereto, (ii) the Internal Revenue Service or any other taxing authority alleges, at any time at which iPayment has any remaining obligations to Bank pursuant to this Agreement, any default by iPayment in the payment of any taxes in a material amount or threatens to make any material assessment against iPayment, or (iii) any litigation or proceeding relating to the Merchant Program in which the total amount in controversy (including but not limited to claimed compensatory and exemplary damages, costs, attorneys' fees, fines and penalties) equals or may exceed $10,000 is brought against iPayment.

2.7 MERCHANT AGREEMENT. iPayment will require all Customers accepted for participation in the Merchant Program to execute a Merchant Agreement, including those Merchants in the Beverly Hills Portfolio.

2.8 MERCHANT RESERVE ACCOUNT AND HOLD ACCOUNT. iPayment will establish, on behalf of each Merchant, a Hold Account and a Merchant Reserve Account at Bank for the deposit of funds, respectively, from (i) suspicious Transactions and
(ii) Merchant reserves required pursuant to the Merchant Agreements. iPayment will monitor daily Merchant activity and if in its sole judgment certain Merchants and/or certain Transactions are possibly fraudulent or otherwise not in compliance with the Rules, iPayment will instruct the Processor to change the Merchant bank account information to cause such Merchant funds to be deposited into the Hold Account. iPayment will thereupon promptly investigate each such suspicious incident and, upon request, promptly notify Bank of the result of any such investigation. iPayment will, on a monthly basis, offset all cumulative Merchant Losses so discovered and verified by instructing Bank to transfer an equivalent amount of funds from the Hold Account and/or the Merchant Reserve Account, as appropriate, to the Operating Account. If in any case iPayment's investigation determines that no violation occurred, iPayment will promptly instruct Bank to release any funds diverted to the Hold Account because of the alleged violation from the Hold Account to the Merchant's DDA. iPayment shall have view-only access to the Hold Account and the Merchant Reserve Account, and no ability to itself withdraw funds from these accounts.

2.9 SECURITY INTEREST IN ACCOUNTS. In order to secure iPayment's obligations under this Agreement and Bank's rights to indemnity and/or reimbursement pursuant to Section 9.5 of this Agreement, and solely for such purpose, iPayment hereby grants to Bank a contractual possessory security interest in, and hereby pledges to Bank all of iPayment's right, title and interest, of whatever nature, in and to, (i) all deposit accounts now or hereafter domiciled at Bank in which iPayment has an interest, specifically including but not limited to the Operating Account, the Hold Account and the Merchant

Reserve Account, (ii) all funds in and proceeds of such accounts, and (iii) all writings evidencing such accounts. iPayment agrees to take all actions as may be reasonably required from time to time to establish and maintain such security interests as set forth hereinabove.

2.10 SUBCONTRACTORS. Unless otherwise expressly provided herein, including without limitation Sections 2.2 and 2.3, all responsibilities of iPayment pursuant to this Agreement shall be performed by iPayment and not through any agent or subcontractor of iPayment unless Bank gives its prior approval of the specific agent or subcontractor and its services in writing, which approval shall not be unreasonably withheld. Any such approval by Bank may be withdrawn by Bank at any time, at Bank's reasonable discretion. Such withdrawal of approval shall be effective immediately upon written notice thereof to iPayment if for cause.

                           III. BANK RESPONSIBILITIES

3.1 RESPONSIBILITIES OF BANK.

         (a) Bank will sponsor iPayment, at iPayment's expense, as an ISO for Visa, as an MSP for MasterCard and, to the extent applicable, as similarly required for any and all other Associations and, to the extent required by any Association, Bank also agrees to sponsor for registration with Visa and/or MCI, at iPayment's expense, those marketing representatives of iPayment which are approved by Bank, which approval may be granted or withheld for any or no reason, in Bank's sole discretion.

         (b) Bank agrees to settle Transactions for Merchants on a nonexclusive basis, meaning that Bank may provide the same or similar services for persons or entities other than iPayment. Bank agrees that Bank will settle Transactions up to and including a maximum Monthly Sales Volume of $[****] so long as the ratio of total Merchant Chargebacks (all Merchants) to Monthly Sales Volume is less than [****]% and total Merchant Chargebacks (all Merchants) are less than $[****] per month. If at any time either of such benchmarks is exceeded, Bank may reduce the maximum Monthly Sales Volume it will settle under this Agreement to such figure as Bank reasonably deems necessary, and Bank and iPayment will thereafter cooperate in an effort to reduce Merchant Chargebacks to levels below the benchmarks set forth in this subsection, at which time the maximum Monthly Sales Volume will be restored to $[****].

         (c) Bank will review the application of each Customer for compliance with the requirements for participation in the Merchant Program. Bank may at any time reject any Customer if the Customer is not in conformity with Schedule A, Bank's Merchant Application Approval Policy. Bank's current policies regarding the approval of applicants to the Merchant Program are contained in Schedule A and iPayment agrees that no Customer will be permitted to participate in the Merchant Program until such Customer fulfills all of the requirements set forth therein. Bank may amend the Merchant Application Approval Policy, in Bank's sole discretion but only in reasonable conformity with industry standards regarding such matters, and only upon thirty (30) days prior

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

written notice to iPayment. Bank agrees to review periodically with iPayment the Merchant Application Approval Policy in order to eliminate changes that might unnecessarily result in a reduction of the economic benefits iPayment reasonably should expect to achieve under this Agreement. Bank may, in its sole discretion, terminate any Merchant Agreement in accordance with the terms thereof; provided, however, that in any case where a Merchant is terminated for reasons other than actual or suspected fraud or a default, Bank will give iPayment notice of such proposed termination at least two (2) business days prior to notifying the Merchant of its termination.

         (d) Bank shall process all Merchant applications submitted to it by iPayment and shall serve as a liaison between iPayment, the Merchants and/or the Associations. iPayment shall have the right to cause any Merchant who has been approved by iPayment for processing limits up to an amount not to exceed
$[****] per month to be activated immediately in Processor's system; provided, that Bank must receive the completed documentation for any such Merchant within one (1) business day of its activation, after which time Bank shall have two (2) business days in which to reject the Merchant. With respect to all other complete Merchant applications submitted by iPayment, Bank agrees to provide iPayment with a final approval decision thereon (i.e., acceptance, rejection or required modification of the submitted Merchant application) according to the following schedule within two (2) business days after Bank's receipt of such application by a Merchant with a processing limit of not more than $[****] per month, and within twelve (12) business days for any such application by a Merchant with a processing limit that exceeds $[****] per month, and with respect to the latter Bank shall present each such application to its next loan committee meeting following receipt thereof.

         (e) From time to time, and within a reasonable time from Bank's receipt of notice of any amendment(s) to the Rules, Bank will advise iPayment of such amendment(s).

         (f) Bank will promptly approve or disapprove all materials proposed to be used by iPayment in marketing the Merchant Program following the submission by iPayment for approval thereof.

         (g) Bank will maintain all Cardholder information under its control and/or possession in a safe and secure manner, in compliance with the Rules, and report to Associations as required by the Rules relating to internal policies and procedures related to Cardholder information security.

3.2      SETTLEMENT RESPONSIBILITIES.

         (a) Bank will segregate Merchants into separate BINs and ICAs from merchants not covered by this Agreement. iPayment agrees to pay any third-party costs associated with the BINs and ICAs required for the Merchants, and for any deconversion thereof.

         (b) Bank will establish separate Operating and Settlement Accounts for each BIN and ICA. Bank will direct the daily net funds wired by Visa and MCI to be deposited into

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

the corresponding Settlement Account. A comparable system will be set up for any other Association.

         (c) Bank will receive the daily ACH File(s) and other information from iPayment relating to the posting of reserve dollars and daily discount income, and process through its depository system for credit or debit to the income accounts, Hold Accounts and Merchant Reserve Accounts, as appropriate.

         (d) Bank will provide view-only system access to iPayment to review balances and daily activity in all Settlement Accounts, Operating Accounts, Hold Accounts and Merchant Reserve Accounts to facilitate daily reconcilement.

         (e) Each business day Bank will transmit to iPayment a data file with all ACH Return information received from the Federal Reserve through Processor for resolution of rejects. This file will contain the Merchant number, routing transit, DDA number, amount, reason codes, and the original settlement date. Funds paid or received from the Federal Reserve for the ACH Returns will be debited or credited to the Merchant Reserve Account, the Hold Account or the iPayment Operating Account, as appropriate.

         (f) Bank will submit as required all statistical information requested by Associations, including quarterly statements. iPayment will provide all reasonable information to Bank to assist Bank with compliance.

         (g) Bank will debit the Settlement Account or Operating Account, as applicable, for all Assessment Fees and Association Charges as incurred that apply to Merchants, as well as all Merchant Losses incurred by Bank, and will provide documentation to iPayment that substantiates such debits, including copies of quarterly reports.

         (h) Bank, as the Acquiring Principal Member, agrees to represent iPayment's interest in disputes that might arise from time to time with an Association over compliance with Rules and fines; provided, however, that iPayment shall pay any fines or other charges imposed on Bank by an Association relating to the Merchant Program and any and all costs reasonably incurred by Bank in disputing the same, including but not limited to reasonable associated legal fees.

3.3 MERCHANT AGREEMENT ASSIGNMENT AND PORTABILITY OF MERCHANT ACCOUNTS. Bank acknowledges that iPayment has developed the primary relationship with the Merchants and owns the Merchant Accounts, and each of them, notwithstanding that Bank is a party to any Merchant Agreement or any Association requirement that Bank must be a party to same. iPayment shall therefore have the right, at any time, upon ninety (90) days' written notice to Bank of the identity of both the assignee Acquiring Member(s) and of the Merchants to be assigned, to direct Bank to, and Bank shall upon the effective date of assignment and assumption agreements reasonably satisfactory to Bank, assign and transfer the Merchant Agreements relating to the Merchants so identified, including all Merchant files and records (paper and fiche), related Merchant Reserve and Hold Accounts, BINs, ICAs and databases relating thereto, to one or more other Acquiring Members of Visa or MCI designated by iPayment, which other Acquiring

Members could be in competition with Bank. Bank agrees that any assignment pursuant to this Section shall be at no expense to iPayment other than the actual cost of copying, shipping, supplies, any related Association and Processor fees, and reasonable attorneys' fees for reviewing said assignment and assumption agreements and any other related matters.

3.4 SUBCONTRACTORS. Unless otherwise expressly provided herein, all responsibilities of Bank pursuant to this Agreement shall be performed by Bank or Bank's affiliates or wholly-owned subsidiaries and not through any other agent or subcontractor of Bank unless iPayment gives its prior approval of the specific agent or subcontractor and its services in writing, which approval shall not be unreasonably withheld. Any such approval by iPayment may be withdrawn by iPayment at any time, at iPayment's reasonable discretion. Such withdrawal of approval shall be effective immediately upon written notice thereof to Bank if for cause.

           IV. RESPONSIBILITIES PERTAINING TO BOTH BANK AND IPAYMENT

4.1 CONFIDENTIALITY AND NON-COMPETITION.

         (a) Bank and iPayment each agree that it shall not directly and knowingly solicit the employees or marketing representatives of the other; provided, however, that nothing herein shall be construed as preventing either Bank or iPayment from entering into discussions and/or agreements with any employee or marketing representative who responds to a general solicitation or who initiates the contact.

         (b) During the term of this Agreement and for a period of three (3) years following the expiration or termination of this Agreement, Bank shall not solicit any of iPayment's Merchant base; provided, however, that nothing herein shall be construed to prevent Bank from entering into discussions and/or agreements with any Merchant which responds to a general solicitation by Bank not specifically directed at iPayment's Merchant base or which initiates the contact with Bank.

         (c) Bank acknowledges and agrees that iPayment has expended great time and effort in developing its merchant services for the retail marketplace. Bank further acknowledges that all data, printed and written material, application forms, contracts and other information furnished by iPayment to Bank ("iPayment Proprietary Information"), shall be regarded by Bank as confidential and proprietary. iPayment Proprietary Information includes, but is not limited to, information pertaining to iPayment's business methods, and computer systems, trade secrets, know-how, inventions, techniques, processes, programs, schematics, software source documentation, customer lists, financial information, sales, business and marketing plans and all of the contracts and correspondence generated by iPayment concerning the same. Bank's use of iPayment Proprietary Information is limited to the term of this Agreement. Bank shall not use or disclose any of iPayment Proprietary Information to any other person or entity except as reasonably necessary for Bank to perform its obligations pursuant to this Agreement during the term hereof and for three (3) years thereafter; provided, that Bank shall not disclose any trade secret at any time prior to its losing its status as such; and provided, further, that notwithstanding any other provision in this subsection to the contrary, Bank may disclose iPayment Proprietary Information to bank regulators and/or Associations in the regular course of examinations and/or audits or to iPT or any subsidiary or affiliate thereof. At the termination of this Agreement, iPayment will provide Bank with a list of materials and other information that iPayment deems to be iPayment Proprietary Information and subject to the terms of this subsection 4.1(c). Bank agrees to return to iPayment all iPayment Proprietary Information so listed and then in Bank's possession within thirty (30) days of such notice. This subsection 4.1(c) shall be inoperative as to such portions of the iPayment Proprietary Information which (i) is or becomes generally available to the public other than as a result of any breach of this Agreement by Bank or its representatives, or (ii) becomes available to Bank on a nonconfidential basis from a source other than iPayment or an affiliate of iPayment which source is entitled to disclose that information. In the event that Bank is requested or becomes legally compelled to disclose any iPayment Proprietary Information, Bank will provide iPayment with prompt written notice so that iPayment may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this subsection and Bank will cooperate with iPayment in the effort of iPayment to obtain a protective order or other remedy. In the event that a protective order or other remedy is not obtained or iPayment waives compliance with the provisions of this subsection, Bank will furnish only that portion of the iPayment Proprietary Information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the iPayment Proprietary Information. Notwithstanding anything to the contrary contained herein, Bank acknowledges that iPayment is the owner of the iPayment Proprietary Information and Bank has received access thereto solely for its use in performing its obligations pursuant to this Agreement. Nothing in this Agreement shall be construed as a transfer of ownership of iPayment Proprietary Information.

         (d) iPayment acknowledges that customers of Bank have an expectation of privacy with respect to their financial transactions and personal data, and hereby agrees that any and all such information iPayment may acquire with respect to said customers during the term of this Agreement (i) shall be regarded by iPayment as confidential; (ii) shall not be disclosed to any other person or entity except in accordance with the provisions of this Agreement or other agreement between Bank and iPayment entered into pursuant to this Agreement; and (iii) will be returned to Bank on request within thirty (30) days after the expiration or earlier termination of this Agreement. In the event that iPayment is requested or becomes legally compelled to disclose any such information, iPayment will provide Bank with prompt written notice so that Bank or its customer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this subsection and iPayment will cooperate with Bank in the effort of Bank or its customer to obtain a protective order or other remedy. In the event that a protective order or other remedy is not obtained or Bank waives compliance with the provisions of this subsection, iPayment will furnish only that portion of the information which is legally required and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded the information.

         (e) Notwithstanding anything contained in this Agreement to the contrary, Bank and iPayment understand and mutually agree that iPayment shall have the right to solicit, without limitation, any entity to participate in any merchant processing program developed and managed by iPayment, including the right to solicit past or present merchants of Bank.

4.2 DINERS CLUB. At iPayment's request, Bank will participate in the licensing program of Diners Club for each Processor bank number of iPayment's so requested. Bank will settle Diners Club in the same manner as Visa and MCI as described in this Agreement. Any Merchant may apply to iPayment to process Diners Club card Transactions. If approved and the Merchant enters into a Merchant Agreement for the Diners Club program, iPayment and Bank will supply Diners Club processing and settlement services in accordance with the terms of the Merchant Agreement and the Diners Club operating regulations.

                 V. PROVISIONS RELATING TO MERCHANT OBLIGATIONS

5.1 MERCHANT TRANSACTION PROCESSING FEES AND OTHER CHARGES. The Merchant Transaction Processing Fee rate and other charges for Merchants are set forth in Schedule C, Merchant Transaction Processing Fees, attached hereto and incorporated herein by this reference and as the same may be amended from time to time in accordance with the provisions of Section 5.2 below. The Merchant Transaction Processing Fees and other charges must comply with applicable Rules and all municipal, state or federal laws.

5.2 CHANGES IN MERCHANT TRANSACTION PROCESSING FEES AND OTHER CHARGES. iPayment may amend the Merchant Transaction Processing Fees and monthly charges as often and in such amounts as it desires, with the approval of Bank (which approval shall be granted except where such amendment is prohibited by the Rules or applicable municipal, state or federal law). Written notice of an amendment to any of such fees and/or charges shall be given to each Merchant by iPayment in accordance with the terms of the apposite Merchant Agreement. If not addressed in the Merchant Agreement, written notice must be received by Merchants at least ten (10) days prior to the effective date of the amendment.

                          VI. COMPENSATION AND PRICING

6.1 iPAYMENT COMPENSATION. All Merchant Transaction Processing Fees will accrue to the benefit of iPayment, subject to any (i) claims of Bank against iPayment pursuant to the provisions of Section 9.5 of this Agreement and (ii) compensation due to Bank pursuant to this Agreement. Processor will collect such fees through ACH debits to the applicable Merchant DDA on a daily or monthly basis, as appropriate pursuant to the apposite Merchant Agreement, and transmit them to Bank for deposit into the Settlement Account.

6.2 BANK COMPENSATION. Bank shall be entitled to such fees as are set forth in Schedule B, Bank Reimbursement and Compensation, which Bank may collect by debiting the Operating Account on a frequency as described in Schedule B.

6.3 PAYMENT OF iPAYMENT COMPENSATION. All funds due iPayment pursuant to this Agreement will be settled monthly, on or before the 15th day of each calendar month for all Transactions posted in the immediately preceding calendar month, by ACH transfer from funds in the Operating Account to a deposit account designated by iPayment from time to time.

                          VII. THIRD-PARTY REQUIREMENTS

7.1 VISA/MCI REQUIREMENTS.

         (a) iPayment agrees to register with MCI as a Member Service Provider, to enter into an MSP agreement with MCI and Bank, and pay any fees required by MCI. iPayment also agrees to register as an Independent Sales Organization with Visa and pay any fees required by Visa. iPayment also agrees to enter into similar arrangements as required by other Associations, when applicable.

         (b) Bank and iPayment agree that, in the event of any inconsistency between this Agreement and the Rules, the Rules will apply.

         (c) Upon request, iPayment will provide records containing Merchant information to Bank, any Association or any regulatory agency, as soon as possible but not later than seven (7) days from iPayment's receipt of a request for such information.

         (d) iPayment agrees that each Association has the right, either in law or in equity, to enforce any provision of the applicable Rules and to prohibit conduct by iPayment or any of its representatives that creates a risk of injury to the Association or that may adversely affect the integrity of the Association, its Charge Card information or both. iPayment agrees to refrain from taking any action that would have the effect of interfering with or preventing an exercise of such right by any Association.

         (e) iPayment will disclose all Merchant Transaction Processing Fees clearly and conspicuously to Merchants in writing prior to any payment or application.

                      VIII. REPRESENTATIONS AND WARRANTIES

8.1 REPRESENTATIONS AND WARRANTIES OF iPAYMENT. iPayment represents and warrants that:

         (a) GOOD STANDING. iPayment is a corporation organized, validly existing and in good standing under the laws of the State of Tennessee, and has its principal office in Nashville, Tennessee.

         (b) AUTHORITY. iPayment has full authority and corporate power to enter into this Agreement and to perform its obligations under this Agreement.

         (c) COMPLIANCE WITH THE RULES. iPayment agrees that it shall use reasonable efforts to abide by all applicable Rules, as the same may be amended from time to time, at all times hereunder. iPayment further agrees to provide each of its approved marketing representatives with materials and information provided to iPayment by Bank or any Association pertaining to the Rules, and that iPayment will use its best efforts to ensure that all of its marketing representatives are familiar with, and comply with, all applicable Rules.

8.2 REPRESENTATIONS AND WARRANTIES OF BANK. Bank represents and warrants that:

         (a) GOOD STANDING. Bank is a California bank organized, validly existing and in good standing under the laws of the State of California, and has its principal office in Eureka, California.

         (b) AUTHORITY. Bank has full authority and corporate power to enter into this Agreement and to perform its obligations under this Agreement.

         (c) STANDARD OF PERFORMANCE. Bank shall perform all services hereunder consistent with the standards of performance utilized by Bank in performing such services for its other customers.

8.3 REPRESENTATIONS AND WARRANTIES OF iPT. iPT represents and warrants that:

         (a) GOOD STANDING. iPT is a corporation organized, validly existing and in good standing under the laws of the State of California, and has its principal office in Los Angeles, California.

         (b) AUTHORITY. iPT has full authority and corporate power to enter into this Agreement and to perform its obligations under this Agreement.

            IX. TERM, TERMINATION, DEFAULT, INDEMNIFICATION, GUARANTY

9.1 TERM. This Agreement will become effective on the Effective Date and, unless terminated earlier in accordance with the provisions of this Agreement, will terminate on October 31, 2002 ("Initial Term"). The Agreement will automatically renew for successive one (1) year periods ("Renewal Term") unless either Bank or iPayment provides the other with written notice of termination at least one hundred and eighty (180) days prior to the end of the Initial Term or any Renewal Term of its intent not to renew.

9.2 TERMINATION. Notwithstanding Section 9.1, Bank and iPayment have the following rights and obligations:

         (a) TERMINATION BY NOTICE. Either Bank or iPayment may terminate this Agreement by giving the other written notice of termination, which notice shall be effective not less than one hundred and eighty (180) days following the giving of said notice.

         (b) ABILITY TO PERFORM. If Visa or MCI prohibits iPayment from providing, or prohibits Bank from allowing iPayment to provide, the services set forth in this Agreement, or if Bank no longer is an Acquiring Member of Visa or MCI, this Agreement will automatically and immediately terminate. In addition, Bank may terminate this Agreement upon not less than one hundred eighty (180) days written notice to iPayment (unless an earlier termination is required by any such pronouncement, in which case upon the longest notice as shall be possible) in the event Bank becomes subject to any change in a statute, law, rule, regulation, policy or other official pronouncement of any state or federal government entity, regulatory agency or of Visa or MCI which would prohibit Bank from continuing the business described in this Agreement.

         (c) OBLIGATIONS UPON TERMINATION. Not earlier than the date of nor later than ninety (90) days following the expiration or earlier termination of this Agreement for any reason, iPayment will contract with a third party to perform Bank's duties under this Agreement and, upon execution of an assumption agreement reasonably satisfactory to Bank by such third party assuming all of Bank's liabilities and other obligations pursuant thereto, Bank will assign the Merchant Agreements, including all Merchant files and records (paper and fiche), BINs, ICAs and databases relating to such Merchants and Merchant Agreements, related Merchant Reserves and Hold Accounts, to said third party at no expense to iPayment other than the cost of copying, shipping, supplies, and any related Association and Processor fees. Pending such assignment, the rights and obligations of the parties (including, without limitation, the rights and obligations relating to compensation under Article VI hereof, all notice requirements and responsibilities relating to the continued operation of the Merchant Program during such time) shall survive and continue to be governed by this Agreement in all respects.

9.3 DEFAULT. Each of the following occurrences will constitute an Event of Default under this Agreement:

         (a) FAILURE TO PAY. Either Bank or iPayment fails to pay any amount then due the other under this Agreement (i) which, in the aggregate, is equal to or greater than $[****] and such failure continues, in the case of iPayment with respect to fees specified in Schedule B and in the case of Bank with respect to fees provided for in Article VI, for a period of ten (10) business days, and
(ii) in the case of any party for failure to pay any other undisputed amount due under this Agreement thirty (30) days after written notice thereof notice has been sent to the non-paying party.

         (b) FAILURE TO DEPOSIT. The failure of Bank to deposit funds into the Operating Account in accordance with the provisions of this Agreement, within fifteen (15) days of the time required for any deposit therein.

         (c) BANKRUPTCY. Any party: (i) files for bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or any similar proceedings applicable to banks or corporations, as applicable, or (ii) has such a proceeding instituted against it and such proceeding is not dismissed within sixty (60) days.




[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         (d) FALSE REPRESENTATION. Any representation or warranty made by any party proves to have been false or misleading in any material respect as of the date made, or becomes false or misleading in any material respect at any time, and the party making such false or misleading statement fails to resolve to the satisfaction of the injured party or parties any potential economic or operational hardships or risks resulting therefrom or otherwise satisfy such party or parties within thirty (30) days of written notice specifying the breach.

         (e) BREACH. A party fails to observe any other material obligation specified in this Agreement and such failure is not cured within thirty (30) days (or in the event such breach can be cured but cannot be reasonably cured within thirty (30) days, within such longer period of time (not to exceed ninety
(90) days) as is required to cure the same, provided the breaching party promptly commences and diligently pursues remedial action to completion) of written notice specifying the breach. Notwithstanding the previous sentence, the second occurrence of the same or a similar failure in any consecutive twelve
(12) month period will automatically be deemed an Event of Default without the right to cure.

9.4 DEFAULT. If an Event of Default occurs, in addition to all other recourse and remedies available to a non-defaulting party, such non-defaulting party will have the right to immediately terminate this Agreement.

9.5 INDEMNIFICATION AND GUARANTY.

         (a) iPAYMENT INDEMNIFICATION. iPayment will indemnify, defend and hold Bank harmless from and against any and all obligations, charges, liabilities, costs, fees, or expenses including, without limitation, court costs and reasonable attorneys' fees (including allocated costs of internal counsel and costs of appeal), which Bank may incur or which may be claimed against Bank by any person or entity as a result of: (i) acts or omissions of iPayment, its directors, officers, employees, marketing representatives, subcontractors or agents relating to the exercise of, or the failure to exercise, iPayment's obligations under this Agreement, (ii) any (A) Merchant Loss or (B) loss or expense occasioned by Bank's indemnification of First Bank of Beverly Hills pursuant to the Asset Transfer Agreement between Bank, iPayment and First Bank of Beverly Hills dated August 28, 2001, in either case incurred by Bank for any reason other than the gross negligence, recklessness or willful misconduct of Bank, or (iii) all federal, state and local taxes, duties and similar assessments based on or arising out of this Agreement, excluding taxes based on Bank's net income.

         (b) BANK INDEMNIFICATION. Bank will indemnify, defend and hold iPayment harmless from and against any and all obligations, charges, liabilities, costs, fees, increased taxes (excluding taxes based on iPayment's net income) or expenses, including without limitation, court costs and reasonable attorneys' fees (including allocated costs of internal counsel and costs of appeal), which iPayment may incur or which may be claimed against iPayment by any person as a result of acts or omissions of Bank, its directors, officers, employees, subcontractors or agents relating to the exercise of, or the failure to exercise, Bank's obligations under this Agreement;

provided, however, that the indemnification set forth in this subsection shall not extend to any actual or alleged liability based upon an act or omission of an ISO or MSP sponsored by iPayment.

         (c) REIMBURSEMENT OF BANK. Except where a different treatment is expressly provided in this Agreement, iPayment hereby agrees to indemnify and reimburse Bank for and against any and all costs, whether incurred during or after the expiration or earlier termination of this Agreement, of whatever nature incurred by Bank and which are directly related to the Merchant Program, including but not limited to the following:

                  (i) Charges imposed on Bank by third parties relating to processing Transactions, including, without limitation, Interchange Fees; application fees; Merchant Chargeback fees; ACH fees; ISO/MSP registration fees; Association fines, assessments and charges; high risk registration fees; and similar third-party charges.

                  (ii) Legal expenses and/or liabilities incurred by Bank resulting from any action or inaction of iPayment, or of an agent or marketing representative of iPayment, or of a Merchant, including, without limitation, damages, legal settlements, court costs and reasonable attorneys' fees (including allocated costs of internal counsel) and costs on appeal. It is understood and agreed between the parties that iPayment may, at its sole option, elect to initially undertake the defense, pursuant to iPayment's indemnity under subsection (a) of this Section 9.5, of any action or proceeding which names Bank as a party; provided, however, that Bank reserves the right, at its sole option, at all times to engage legal counsel to monitor any such defense and, if at any time Bank reasonably deems it necessary or advisable to take over such defense on its own behalf, to proceed with such defense as to Bank's own interest therein in any such action or proceeding using legal counsel of Bank's choice, and in either of such events, the liabilities and/or reasonable legal expenses of Bank incurred therein shall be reimbursed by iPayment as set forth in this subparagraph.

                  (iii) Costs reasonably incurred by Bank for any activity undertaken for the direct benefit, and with the prior approval, of iPayment including, without limitation, reimbursement of charges for classes providing education to iPayment employees or representatives.

                  (iv) Costs reasonably incurred by Bank for travel to any facility of iPayment, or of an agent or subcontractor of iPayment, for any reason which Bank, in its reasonable discretion, deems to be necessary or proper.

                  (v) Bank's reasonable internal costs relating to the Merchant Program and/or this Agreement, including, without limitation, Bank's costs for labor and benefits and Bank's ordinary business operating costs (e.g., rent, utilities, etc.); provided, however, that such obligation to reimburse Bank pursuant to this subparagraph shall be limited to an amount not to exceed $[****] per month unless otherwise agreed upon in writing by iPayment for any particular month or months. Because of the ongoing nature of these costs, Bank may apply any funds that otherwise would be due iPayment pursuant to this Agreement for purposes of the reimbursement provided in this

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

subparagraph without the requirement set forth in subparagraph (e) to meet and confer. Bank shall provide iPayment each month with a written accounting of Bank's reimbursable internal costs for the immediately preceding calendar month for which funds have been so applied. All other provisions of subparagraph (e) of this Section shall be applicable to the reimbursement for internal costs set forth herein.

         (d) iPAYMENT GUARANTY. iPayment guarantees the payment when due of all indebtedness and liabilities ("Indebtedness") of each Merchant to Bank pursuant to the Merchant Agreement, and any renewals, extensions, substitutions or modifications thereof, between the Merchant and Bank, whether any such Indebtedness is voluntarily or involuntarily incurred, absolute or contingent, liquidated or unliquidated, and whether recovery thereon may be or may become barred or unenforceable against such Merchant for any reason whatsoever. iPayment agrees that it may not revoke this Guaranty as to any Indebtedness except by means of a modification to this Agreement made pursuant to the provisions of Section 11.4 hereof. Any such revocation will apply only to new Indebtedness created after any such modification containing such a revocation becomes effective. iPayment also waives (i) all of iPayment's rights of subrogation, reimbursement or indemnity derived from each Merchant until all Indebtedness of that Merchant to Bank subject to the Guaranty of iPayment has been fully paid and satisfied, and (ii) all other rights and defenses available to iPayment by reason of California Civil Code Sections 2787 to 2856, inclusive, or any similar suretyship laws including, without limitation, any and all right or defenses arising by reason of any modification or change in the terms of the Merchant Agreement whatsoever, including, without limitation, the renewal, extension, acceleration, or other change in the time any payment or other performance thereunder is due, and/or any change in any discount fee thereunder. This Guaranty as to each Merchant shall survive any expiration or earlier termination of this Agreement. This subsection shall not be construed as in limitation of any other provision of this Agreement.

         (e) DEBITING OF iPAYMENT ACCOUNTS. In the event Bank incurs any expense, loss, damage, liability or other cost which Bank in good faith believes is covered by iPayment's obligations pursuant to this Section 9.5 or elsewhere in this Agreement, Bank will notify iPayment thereof in writing and Bank and iPayment agree to confer thereon as soon as practicable. Bank may thereafter reimburse itself therefor by debiting any or all of iPayment's deposit accounts domiciled at Bank (including, but not limited to, the Operating Account), in such order as agreed between Bank and iPayment or, if no such agreement, in such order as Bank may in its sole judgment deem appropriate. Notwithstanding the sentences immediately preceding if, in Bank's sole judgment, Bank deems it necessary to take immediate steps to protect itself against a substantial loss, Bank may debit iPayment's deposit accounts in the manner hereinabove set forth without the necessity of a preliminary conference thereon. In the event that the total amount on deposit in all such deposit accounts at the time of any such debit or debits is insufficient to fully reimburse Bank for Bank's total claim or claims, Bank may, until such time as said claim or claims are fully paid, reimburse itself by directly debiting funds which would otherwise be placed into the Operating Account pursuant to the terms of this Agreement. Bank will promptly provide iPayment with documentation that substantiates any such debits; provided, with respect to any exceptional debits (i.e., debits occurring outside the course of normal daily settlement items), Bank will notify iPayment within 24 hours thereof. Any amounts thereof disputed by iPayment or with respect to which Bank has not yet sustained an actual loss shall be placed in escrow, in a Money Market Account at Bank, pending resolution of such dispute or actual loss. Bank will pay iPayment from the escrow account, including interest thereon at Bank's standard rates of interest for such deposit accounts, any amounts finally resolved to be not owing Bank hereunder. Bank agrees that it shall not exercise its reimbursement rights under this subsection 9.5(e) with respect to any claim hereunder for a Merchant Loss until all reserves and other deposits of the Merchant involved held by Bank have been fully depleted. After Bank has been fully reimbursed for a Merchant Loss pursuant to this Section 9.5, at the request of iPayment, Bank will assign to iPayment any and all of Bank's subrogation rights under or related to the Merchant Agreement (including Guarantees, security or otherwise) related to such Merchant Loss.

9.6 GUARANTY BY iPT. As a primary inducement to Bank to enter into this Agreement with iPayment, iPT unconditionally and irrevocably guarantees the continuing and full and faithful performance and payment by iPayment of each of iPayment's duties and obligations to Bank pursuant to this Agreement, as it now exists or as it may be amended from time to time, whether before or after termination or expiration and whether or not iPT has received any notice of any amendment. iPT also waives (i) all of iPT's rights of subrogation, reimbursement or indemnity derived from iPayment until all indebtedness of iPayment to Bank subject to the Guaranty of iPT has been fully paid and satisfied, and (ii) all other rights and defenses available to iPT by reason of California Civil Code Sections 2787 to 2856, inclusive, or any similar suretyship laws including, without limitation, any and all right or defenses arising by reason of any modification or change in the terms of this Agreement whatsoever, including, without limitation, the renewal, extension, acceleration, or other change in the time any payment or other performance thereunder is due. iPT agrees that, in the event iPayment breaches this Agreement, Bank may proceed directly against iPT including, but not limited to, reimbursing itself for any actual or potential monetary loss occasioned by such breach by immediately debiting any or all of iPT's deposit accounts domiciled at Bank (including, but not limited to, the iPT Operating Account and the iPT Reserve Account), in such order as Bank may in its sole judgement deem appropriate. Bank will promptly provide iPT with documentation that substantiates such debits within 24 hours thereof. Any amounts thereof disputed by either iPayment or iPT or with respect to which Bank has not yet sustained an actual loss shall be placed in escrow, in a Money Market Account at Bank, pending resolution of such dispute. Bank will pay iPT from said escrow account, including interest thereon at Bank's standard rates of interest for such deposit accounts, any amounts finally resolved to be not owing Bank hereunder. Bank agrees that it shall not exercise its reimbursement rights under this Section 9.6 with respect to any claim hereunder for a Merchant Loss until all reserves and deposits of the Merchant involved held by Bank have been fully depleted.

                             X. NAMES AND TRADEMARKS

10.1 BANK NAME. Neither iPayment nor any of its representatives may use Bank's name in any promotional or marketing materials, or promote Bank's programs in any way without Bank's prior written consent. iPayment will obtain Bank's written consent before iPayment or any third party, at iPayment's direction or with its consent, produces or distributes any materials relating or referring to the Merchant Program. All correspondence, materials and/or oral solicitations directed by iPayment or its marketing representatives to Customers, or produced by any third party, concerning Bank's programs must prominently identify Bank by its name (i.e., Humboldt Bank) and the city in which Bank is located (i.e., Eureka, California).

10.2 CHARGE CARD TRADE AND SERVICE MARKS. iPayment acknowledges that the Associations are the sole owners of their respective trade and service marks. iPayment will not contest the ownership of such marks, and any Association may at any time and immediately without advance notice prohibit iPayment from using its marks for any reason. iPayment may not use or permit the Charge Card trade or service marks on any material without Bank's prior written consent. All material that contains the Charge Card trade or service marks must clearly identify iPayment as Bank's representative. iPayment will have no authority to permit use of the trade or service marks owned by any Association or Bank by any of its own agents or representatives. Solicitation material used by iPayment must clearly disclose that any Merchant Agreement will be between the Customer and Bank.


                                XI. MISCELLANEOUS

11.1 LATE PAYMENTS. Unless otherwise expressly provided herein, all amounts past due under this Agreement shall bear interest at Bank's reference rate plus two
(2) percent. As used herein, Bank's "reference rate" means the rate designated from time to time in the Money Rates Section of the Wall Street Journal as the "Prime" rate.

11.2 ASSIGNABILITY; SALE OF THE PARTIES. No party may assign, transfer or otherwise delegate this Agreement without the prior written consent of the other parties; provided, however, that in the event of any sale of all or substantially all of the assets of, or a merger, consolidation, conversion or other reorganization involving a party, any successor to the party by reason thereof shall succeed to all of that party's rights and obligations hereunder, without the necessity of any consent of any other party.

11.3 NOTICE. Any notice or other communication hereunder must be given in writing and shall be deemed duly given to a party (a) when delivered, if personally served; (b) when sent and receipt has been confirmed, if by fax, e-mail or similar electronic transfer; (c) two (2) business days after it is sent by express, registered or certified United States mail, return receipt requested, postage prepaid; or (d) one (1) business day after it is sent by overnight courier; in each case, to the address of such party set forth below:

         (a) If to Bank:            Humboldt Bank
                                    2440 6th Street
                                    Eureka, California 95501
                                    Attention: Ken Musante
                                    Facsimile: (707) 445-4927

         (b) If to iPayment:        iPayment, Inc.
                                    30 Burton Hills, Suite 520
                                    Nashville, Tennessee 37215
                                    Attention: Afshin Yazdian
                                    Facsimile: (615) 665-8434

                  with a copy to:   Richard W. Schubert, Esq.
                                    SVP & General Counsel
                                    iPayment Technologies
                                    9200 Sunset Blvd, Sixth Floor
                                    Los Angeles, CA  90069
                                    Facsimile: (310) 786-2711

         (c) If to iPT:             iPayment Technologies, Inc.
                                    30 Burton Hills, Suite 520
                                    Nashville, Tennessee 37215
                                    Attention: Carl Grimstad
                                    Facsimile: (615) 665-8434

                  with a copy to:   Richard W. Schubert, Esq.
                                    SVP & General Counsel
                                    iPayment Technologies
                                    9200 Sunset Blvd, Sixth Floor
                                    Los Angeles, CA  90069
                                    Facsimile: (310) 786-2711

or to such other address or to such other person as a party shall have last designated by notice to the other parties.

11.4 ENTIRE UNDERSTANDING, AMENDMENT. This Agreement, including the Schedules and Exhibits which are incorporated by reference, sets forth the entire understanding of the parties relating to its subject matter, and supersedes all prior agreements, understandings and contracts between the parties with respect to the specific subject matter hereof (i.e., the iPayment Merchant Portfolio and the Merchant Program as herein defined). This Agreement shall have no effect on any other agreement, whether now existing or hereafter entered into, between Bank and iPT, on the one hand, or between iPayment and iPT on the other. This Agreement may not be amended except in a writing executed by all parties.

11.5 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the invalidity of such provision will not affect any of the remaining provisions, and this Agreement will be construed as if the invalid provision is not contained in the Agreement.

11.6 NO WAIVER OF RIGHTS. No failure or delay on the part of any party in exercising any right under this Agreement will operate as a waiver of that right, nor will any single or partial exercise of any right preclude any further exercise of that right.

11.7 SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and will be binding upon the parties and their respective permitted successors and assigns.

11.8 APPLICABLE LAW. The Agreement will be deemed to be a contract made under the laws of the State of California, and will be construed in accordance with the laws of California without regard to principles of conflicts of law.

11.9 INDEPENDENT CONTRACTORS. iPayment shall be an independent contractor of Bank and nothing contained herein shall be construed to imply the existence of a partnership or joint venture between the parties or any of them, nor to make any party an agent of another. iPayment shall not, under any circumstances or conditions, or for any purpose or reason whatsoever, claim to be or imply that iPayment, or any of its employees, are agents, officers, directors or employees of Bank. No party hereby shall have, nor represent itself as having, any right, power or authority to create any obligations, express or implied, on behalf of or binding on the other parties.

11.10 CONSTRUCTION. The headings used in this Agreement are inserted for convenience only and will not affect the interpretation of any provision. All sections mentioned in the Agreement reference section numbers of this Agreement. The language used will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

11.11 FORCE MAJEURE. No party will be liable for its failure to perform under this Agreement if such failure arises out of causes beyond the control and without the fault or negligence of that party. Such causes may include but are not limited to acts of God, fires, wars, riots, labor disputes or shortages, electrical or mechanical breakdowns, acts, omissions or delays by an Association or other unaffiliated third parties, acts of civil or military authorities, or any other cause beyond control of that party.

11.12 MEDIATION AND ARBITRATION. The parties hereby agree that, if any dispute between two or all of the parties arising under this Agreement cannot reasonably be resolved by the parties involved in such dispute through mutual negotiation, such dispute will be resolved by mediation and/or arbitration as set forth in this Section 11.12. Except under circumstances where there is a reasonable likelihood that a serious injury to the rights of a party may occur with respect to which there exists a reasonable possibility that the injured party will not be recompensed even after obtaining an award in arbitration, including without limitation specific enforcement of this Agreement, any dispute under this Agreement will first be submitted to informal and non-binding mediation before an impartial mediator or referee acceptable to the disputing parties, who will hear the issues and guide such parties to a fair and equitable resolution. The parties further agree that, if such a dispute cannot be resolved through mediation, the matter will then be submitted to and decided by arbitration under the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The decision of the arbitrator shall be final and shall bind each party hereto. The provisions of chapter 2 (commencing with Section 1281) of Title 9 of Part 3 of the California Code of Civil Procedure shall govern this arbitration provision, except that the venue of any mediation or arbitration proceeding shall be in Humboldt County, State of California. Each party involved in any such proceeding shall bear its own expenses and attorneys' fees incurred in connection with these dispute resolution procedures and will share equally the fees and expenses of the mediator(s) or arbitrator(s). Except as otherwise expressly provided in this
Section 11.12, this agreement to mediate or arbitrate waives any right to trial by jury.

11.13 EXPENSES. Each party to this Agreement shall perform its respective responsibilities hereunder at no cost or expense to the other parties to this Agreement, except as expressly provided for herein.

11.14 SURVIVAL. Sections 2.9, 4.1, 8.1, 8.2, 8.3, 9.2, 9.5, 9.6, 11.12 and 11.14
shall survive any expiration or earlier termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

HUMBOLDT BANK

                                            By:   /s/ Ken Musante
                                               ---------------------------------

                                            Its:  SVP
                                                --------------------------------

                                            Date:  9/01/01
                                                 -------------------------------

iPAYMENT, INC.

                                            By:  /s/ Gregory S. Daily
                                               ---------------------------------

                                            Its:
                                                --------------------------------

                                            Date:
                                                 -------------------------------

iPAYMENT TECHNOLOGIES, INC.

                                            By:   /s/ Gregory S. Daily
                                               ---------------------------------

                                            Its:
                                                --------------------------------

                                            Date:
                                                 -------------------------------